UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Scio Diamond Technology Corporation
(Name of Registrant as Specified In Its Charter)

Thomas P. Hartness
Kristoffer Mack
Paul Rapello
Glen R. Bailey
Marsha C. Bailey
Kenneth L. Smith
Bernard M. McPheely
James Carroll
Robert M. Daisley
Michael McMahon
Ben Wolkowitz
Craig Brown
Ronnie Kobrovsky
Lewis Smoak

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

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Bernard M. McPheely
303 Golden Wings Way
Greer, South Carolina 29650
Telephone: (864) 915-0912
E-mail: bernmcpheely@gmail.com

June 2, 2014

Edward S. Adams, Esq.	Theodorus Strous
2010 West 49th Street	411 University Ridge, Suite D
Minneapolis, MN 55409	Greenville, SC 29601
E-Mail: edwardsadams@yahoo.com	E-Mail: tstrous@yahoo.com

Robert C. Linares	Mike McMahon
P.O. Box 336	411 University Ridge, Suite D
Sherborn, MA 01770	Greenville, SC 29601
E-mail: bob_linar@hotmail.com	E-mail: mmcmahon@sciodiamond.com

Re: Director Appointment Press Release

Gentlemen:

We at Save Scio have read Scio Diamond Technology Corporation’s (“Scio’s” or the “Company’s”) press release dated May 30, 2014 announcing the appointment of two new directors—Gerald McGuire and James Korn.  Save Scio agrees that the Company should have an expanded board comprised of independent directors.  Unfortunately, Save Scio’s philosophy on the selection of directors and corporate governance appears to differ significantly from that of the current Board.

Following the appointment of the two new directors, the Company’s Board is comprised of five individuals—none of whom have been elected by a vote of Scio’s stockholders.  According to the Company’s SEC filings, Adams was appointed as the Chairman as of August 5, 2011 (along with his law partner Michael Monahan, who has since resigned from the board).  Following that appointment, Theodorus Strous was appointed on December 21, 2011 and Robert Linares was appointed on January 29, 2013.  And now, McGuire and Korn are being appointed by the Board.

At the risk of repeating ourselves, it is a fundamental cornerstone of corporate governance that stockholders elect directors.  Although boards of directors are often given the power to appoint directors, that power is always given subject to the democratic accountability of the election process.  Under the Company’s bylaws, the Board can appoint directors, but only “between successive annual meetings.”  None of the prior appointments to the Board, some of which are almost three years old, have been ratified by a vote of the stockholders, and the Company has not held an annual meeting of the stockholders since Adams became chairman on August 5, 2011.

Despite the repeated demands of the stockholders for a meeting to exercise the most fundamental of their rights as stockholders, not only has the Board not set a definitive date for a stockholder meeting, but now it is actively appointing additional directors.  As we have repeatedly stated, the Board should work with Save Scio to call a meeting of the stockholders soon that allows all stockholders a meaningful opportunity to decide who should lead the Company going forward.

Sincerely,

Bernard M. McPheely

Additional Information

About Save Scio.  Save Scio is a group of concerned stockholders of Scio Diamond Technology Corporation (“Scio”) consisting of the Thomas P. Hartness Revocable Trust u/a DTD July 30, 2010, Kristoffer Mack, Paul Rapello, Glen R. Bailey and Marsha C. Bailey as joint tenants and Mr. Bailey in his individual capacity, Kenneth L. Smith, the Bernard M. McPheely Revocable Trust U/A DTD May 25, 2011, James Carroll and the Guarantee & Trust Co. TTEE James Carroll r/o IRA, and Robert M. Daisley.  The details of our group, including names and share ownership, can be found on our Statement on Schedule 13D filed with the Securities and Exchange Commission (the “Commission”) on November 28, 2012, Amendment No. 1 filed with the Commission on March 24, 2014, Amendment No. 2 filed with the Commission on April 14, 2014, Amendment No. 3 filed with the Commission on May 8, 2014, and Amendment No. 4 filed with the Commission on May 28, 2014.

SAVE SCIO INTENDS TO FILE WITH THE COMMISSION A DEFINITIVE CONSENT  STATEMENT AND ACCOMPANYING CONSENT CARD TO BE USED TO SOLICIT CONSENTS FROM THE STOCKHOLDERS OF SCIO IN LIEU OF A MEETING. ALL STOCKHOLDERS OF SCIO ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF CONSENTS FROM THE STOCKHOLDERS OF SCIO BY SAVE SCIO AND BEN WOLKOWITZ, CRAIG BROWN, RONNIE KOBROVSKY, LEWIS SMOAK AND MICHAEL MCMAHON (COLLECTIVELY, THE “PARTICIPANTS”) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE CONSENT STATEMENT AND FORM OF CONSENT WILL BE FURNISHED TO SOME OR ALL OF THE STOCKHOLDERS OF SCIO AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, SAVE SCIO WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD (WHEN AVAILABLE) WITHOUT CHARGE UPON REQUEST.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN ANNEX A TO AMENDMENT NO. 2 TO THE SCHEDULE 14A FILED BY SAVE SCIO WITH THE SEC ON MAY 28, 2014. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

CONTACT: Bernard M. McPheely, Save Scio, phone: (864) 915-0912; email: bernmcpheely@gmail.com.